For Immediate Release

Contact:

Dennis Craven (Company) Mark Murphy (Company) Jerry Daly or Carol McCune

Chief Financial Officer Acquisitions/Dispositions Daly Gray (Media)

(561) 227-1302 (561) 227-1336 (703) 435-6293

Innkeepers USA Announces Sale of Sunrise Suites in Tinton Falls, N.J.

PALM BEACH, Fla., April 13, 2007-Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale properties throughout the United States, today announced that it has sold the 96-suite Sunrise Suites in Tinton Falls, N.J. for $6.4 million, or $66,000 per key, to an undisclosed buyer. The sales price represents a capitalization rate of approximately 4.5 percent based upon the property's trailing 12 months net operating income. Proceeds from the sale will be used to pay down a portion of the company's unsecured line of credit.

"After exploring several different alternatives for this independent hotel, we determined it was in our best interests to divest the hotel," said Jeffrey H. Fisher, Innkeepers chief executive officer and president. "It was an excellent investment for Innkeepers, generating a 14 percent annual return since we acquired the property 10 years ago. As we previously announced during our fourth quarter conference call and earnings release, we will seek to selectively divest certain hotels from our portfolio in 2007 as a continuation of our long-term strategy to transform the overall quality of our portfolio by redeploying capital into newer, more profitable assets with excellent long-term growth potential."

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Innkeepers

Innkeepers USA Trust owns 74 hotels with a total of 9,808 rooms or suites and one 355-room hotel in which it owns a 49 percent equity interest in 21 states and Washington, D.C., and focuses on acquiring or developing premium-branded upscale extended-stay and select-service hotels, the core of the company's portfolio; selected full-service hotels; and turn-around opportunities for hotels that operate under or can be converted to the industry's leading brands. For more information about Innkeepers USA Trust, visit the company's web site at www.innkeepersusa.com.

Forward-Looking Statement Safe Harbor

This press release, and other publicly available information on the company, includes forward looking statements within the meaning of federal securities law. These statements include terms such as "should", "may", "believe" and "estimate", or assumptions, estimates or forecasts about future hotel and company performance and results, and the company's future need for capital. Such statements should not be relied on because they involve risks that could cause actual results to differ materially from the company's expectations when such statements are made. Some of these risks are set forth in reports filed from time to time with the SEC and include, without limitation, (i) the company engages in a number of related party transactions that create conflicts of interest, (ii) the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses), (iii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices, or changes in domestic or international political environments negatively affect the travel industry and the company, (iv) risk of declines in the performance and prospects of businesses and industries (e.g., technology, automotive, aerospace, pharmaceuticals) that are important hotel demand generators in the company's key markets (e.g. the Silicon Valley, CA, Northern NJ, Washington, DC, etc.), (v) risk that poor, declining and/or uncertain international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company's hotel rooms and the availability and terms of financing, (vi) risk that the company's ability to maintain its properties in competitive condition becomes prohibitively expensive, (vii) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (viii) risk that the company may invest in hotels of a size or nature (e.g., upscale full service or resort) different than those it has focused on historically (e.g., upscale extended-stay, and mid-scale limited service); (ix) risks that the company may be

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Innkeepers

uninsured or underinsured against property, casualty or other risks that may negatively affect its properties, or business, including but not limited to earthquakes or hurricanes; (x) risks related to an increasing focus on development, including permitting risks, increasing the proportion of company assets not producing revenue at a given time and risks that projects cost more, take longer to complete or do not perform as anticipated; (xi) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce) may reduce demand for hotels in general or the company's hotels in particular, (xii) the complex tax rules that the company must satisfy to qualify as a REIT and the potentially severe consequences of failing to satisfy such requirements, and (xiii) governmental regulation that may increase the company's cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting wages, taxes or dividends, compliance with building codes, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.). The company undertakes no obligation to update any forward looking statement to reflect actual results, changes in the company's expectation, or for any other reason.